Exhibit 99.1

NEWS RELEASE
February 26, 2025

DYCOM INDUSTRIES, INC. REPORTS FISCAL 2025 FOURTH QUARTER AND ANNUAL RESULTS AND PROVIDES OUTLOOK

Fourth Quarter Highlights
(All metrics compared to the fourth quarter of fiscal 2024)

•Contract revenues of $1.085 billion, up 13.9%
•Adjusted EBITDA of $116.4 million, or 10.7% of contract revenues, up 89 basis points
•Net income of $32.7 million, or $1.11 per common share diluted
•Adjusted Net Income of $34.5 million; Adjusted EPS of $1.17 per common share diluted, up 48.1%
•Total backlog of $7.760 billion as of January 25, 2025
•Repurchased 200,000 shares for $35.9 million

Annual Highlights
(All metrics compared to fiscal 2024)

•Contract revenues of $4.702 billion, up 12.6%
•Adjusted EBITDA of $576.3 million, or 12.3% of contract revenues
•Net income of $233.4 million, or $7.92 per common share diluted
•Adjusted Net Income of $248.7 million; Adjusted EPS of $8.44 per common share diluted, up 24.5%
•Operating Cash Flow of $349.1 million, up 34.8%
•Repurchased 410,000 shares for $65.6 million

Palm Beach Gardens, Florida, February 26, 2025 - Dycom Industries, Inc. (NYSE: DY) today reported its fiscal 2025 fourth quarter and annual results.

“Dycom’s strong fourth quarter and fiscal year results reflect the successful execution of our strategy and our ability to meet growing industry demand while sustaining the highest level of quality in our work,” said Dan Peyovich, Dycom’s President and Chief Executive Officer. “We delivered strong growth in revenues, profitability and cash flows, and with ample liquidity we are well positioned to capitalize on opportunities that we expect to further drive long-term value. These achievements would not be possible without the dedication and hard work of the many men and women of Dycom, whose commitment to excellence remains the foundation for our continued success. I want to sincerely thank our team for their efforts. As we look ahead into fiscal 2026, we are optimistic about the prospects for our business and our industry. We remain focused on operational excellence, disciplined capital allocation, and delivering value for our customers, employees, and shareholders as we pursue our vision to be the people connecting America.”

Fourth Quarter Results

Contract revenues increased 13.9% to $1.085 billion for the quarter ended January 25, 2025, compared to $952.5 million in the year ago quarter. On an organic basis, contract revenues increased 7.4% after excluding contract revenues from acquired businesses that were not owned for the entirety of both the current and prior year quarters. Total contract revenues from acquired businesses were $61.5 million for the quarter ended January 25, 2025, compared to none in the prior year quarter. Additionally, the company recognized $67.9 million of storm restoration revenues during the quarter ended January 25, 2025, compared to none in the prior year quarter.

Non-GAAP Adjusted EBITDA increased to $116.4 million, or 10.7% of contract revenues, for the quarter ended January 25, 2025, compared to $93.7 million, or 9.8% of contract revenues, in the prior year quarter. On a GAAP basis, net income was $32.7 million, or $1.11 per common share diluted, for the quarter ended January 25, 2025, compared to $23.4 million, or $0.79 per common share diluted, in the prior year quarter. Non-GAAP Adjusted Net Income was $34.5 million, or $1.17 per common share diluted for the quarter ended January 25, 2025.

During the quarter ended January 25, 2025, the Company repurchased 200,000 shares of its common stock in open market transactions for $35.9 million at an average price of $179.27 per share.

Annual Results

Contract revenues increased 12.6% to $4.702 billion for the fiscal year ended January 25, 2025, compared to $4.176 billion in the prior year. On an organic basis, contract revenues increased 6.8% after excluding contract revenues from acquired businesses that were not owned for the entirety of both the current and prior years and $26.5 million of revenue from a change order and project closeout in the prior year as previously reported. Total contract revenues from acquired businesses were $379.7 million for the fiscal year ended January 25, 2025, compared to $102.7 million in the prior year. Additionally, the company recognized $114.2 million of storm restorations revenues during fiscal 2025, compared to none in fiscal 2024.

Non-GAAP Adjusted EBITDA increased to $576.3 million, or 12.3% of contract revenues, for the fiscal year ended January 25, 2025, compared to $481.2 million, or 11.6% of contract revenues, in the prior year. Non-GAAP Adjusted EBITDA for the prior year excludes $23.6 million, or 0.6% of contract revenues, of incremental benefit in EBITDA from the impacts of a change order and the closeout of several projects reported in the prior year.

On a GAAP basis, net income increased to $233.4 million, or $7.92 per common share diluted, for the fiscal year ended January 25, 2025, compared to $218.9 million, or $7.37 per common share diluted, in the prior year. Non-GAAP Adjusted Net Income increased to $248.7 million, or $8.44 per common share diluted for the fiscal year ended January 25, 2025, compared to $201.4 million, or $6.78 per common share diluted, in the prior year. Non-GAAP Adjusted Net Income for the prior year excludes $17.5 million, or $0.59 per common share diluted, of after-tax benefit from the impacts of a change order and the closeout of several projects reported in the prior year.

During the fiscal year ended January 25, 2025, the Company purchased 410,000 shares of its common stock in open market transactions for $65.6 million at an average price of $160.10 per share.

Outlook

Fiscal 2026 Annual Outlook

For the fiscal year ending January 31, 2026, the Company currently expects total contract revenues to increase 10% to 13% compared to fiscal 2025. Fiscal 2026 will include 53 weeks of operations due to our fiscal calendar, with the extra week occurring in the Company’s fiscal fourth quarter when operations are normally seasonally impacted by winter weather. Additionally, fiscal 2025 included $114.2 million of storm restoration services and we have not included storm restoration revenues in the fiscal 2026 outlook.

First Quarter Fiscal 2026 Outlook

For the quarter ending April 26, 2025, the Company currently expects the following:

Contract revenues	$1.16 billion to $1.20 billion
Non-GAAP Adjusted EBITDA	$130.6 million to $140.6 million
Diluted Earnings per Common Share	$1.50 to $1.73

For additional information regarding the Company’s outlook, please see the presentation materials available on the Company’s website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2025 fourth quarter and annual results on Wednesday, February 26, 2025 at 9:00 a.m. ET. Interested parties may participate in the question and answer session of the conference call by registering at https://register.vevent.com/register/BI90c0231c5dd54d46b9c51022bb0b6ad1. Upon registration, participants will receive a dial-in number and unique PIN to access the call. Participants are encouraged to join approximately ten minutes prior to the scheduled start time.

For all other attendees, a live listen-only audio webcast of the call, including an accompanying slide presentation, can be accessed directly at https://edge.media-server.com/mmc/p/csceub63. A replay of the live webcast and the related materials will be available on the Company's Investor Center website at https://dycomind.com/investors for approximately 120 days following the event.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services to the telecommunications infrastructure and utility industries throughout the United States. These services include program management, planning, engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, as well as other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements within the meaning of the 1995 Private Securities Litigation Reform Act. These forward-looking statements include those related to the outlook for the fiscal year ending January 31, 2026 and the quarter ending April 26, 2025, including, but not limited to, those statements found under the “Outlook” section of this press release. Forward-looking statements are based on management’s expectations, estimates and projections, are made solely as of the date these statements are made, and are subject to both known and unknown risks and uncertainties that may cause the actual results and occurrences discussed in these forward-looking statements to differ materially from those referenced or implied in the forward-looking statements contained in this press release. The most significant of these known risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include future economic conditions and trends including the potential impacts of an inflationary economic environment, changes in government policies and laws affecting our business, including related to funding for infrastructure projects and tariff policies, changes to customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the impact to the Company’s backlog from project cancellations or postponements, the impacts of pandemics and public health emergencies, the impact of varying climate and weather conditions, the anticipated outcome of other contingent events, including litigation or regulatory actions involving the Company, the adequacy of our liquidity, the availability of financing to address our financials needs, the Company’s ability to generate sufficient cash to service its indebtedness, the impact of restrictions imposed by the Company’s credit agreement, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update its forward-looking statements.

For more information, contact:
Callie Tomasso, Vice President Investor Relations
Email: investorrelations@dycomind.com
Phone: (561) 627-7171
---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	January 25, 2025	January 27, 2024
ASSETS
Current assets:
Cash and equivalents	$92,670	$101,086
Accounts receivable, net	1,373,738	1,243,256
Contract assets	63,375	52,211
Inventories	127,255	108,565
Income tax receivable	2,963	2,665
Other current assets	34,629	42,253
Total current assets	1,694,630	1,550,036

Property and equipment, net	541,921	444,909
Operating lease right-of-use assets	112,151	76,348
Goodwill and other intangible assets, net	550,076	420,945
Other assets	46,589	24,647
Total assets	$2,945,367	$2,516,885

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$223,490	$222,121
Current portion of debt	10,000	17,500
Contract liabilities	73,548	39,122
Accrued insurance claims	46,686	44,466
Operating lease liabilities	35,823	32,015
Income taxes payable	30,636	3,861
Other accrued liabilities	166,970	147,219
Total current liabilities	587,153	506,304

Long-term debt	933,212	791,415
Accrued insurance claims - non-current	49,836	49,447
Operating lease liabilities - non-current	76,928	44,110
Deferred tax liabilities, net - non-current	32,172	49,562
Other liabilities	26,969	21,391
Total liabilities	1,706,270	1,462,229

Total stockholders’ equity	1,239,097	1,054,656
Total liabilities and stockholders’ equity	$2,945,367	$2,516,885

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
Contract revenues	$1,084,526	$952,455	$4,702,014	$4,175,574

Costs of earned revenues, excluding depreciation and amortization	887,947	791,378	3,769,877	3,361,815
General and administrative[1]	88,115	72,975	393,030	327,674
Depreciation and amortization	54,794	45,306	198,571	163,092
Total	1,030,856	909,659	4,361,478	3,852,581

Interest expense, net	(16,052)	(15,002)	(60,994)	(52,603)
Loss on debt extinguishment[2]	—	—	(965)	—
Other income, net	6,617	3,981	29,213	21,609
Income before income taxes	44,235	31,775	307,790	291,999

Provision for income taxes[3]	11,565	8,357	74,377	73,076

Net income	$32,670	$23,418	$233,413	$218,923

Earnings per common share:

Basic earnings per common share	$1.12	$0.80	$8.02	$7.46

Diluted earnings per common share	$1.11	$0.79	$7.92	$7.37

Shares used in computing earnings per common share:

Basic	29,085,875	29,300,031	29,112,573	29,333,054

Diluted	29,458,569	29,713,204	29,481,791	29,698,926

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH %

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
Contract Revenues - GAAP	$1,084,526	$952,455	$4,702,014	$4,175,574
Contract Revenues - GAAP Growth %	13.9%		12.6%

Contract Revenues - GAAP	$1,084,526	$952,455	$4,702,014	$4,175,574
Revenues from acquired businesses[4]	(61,495)	—	(379,700)	(102,692)
Impacts of a change order and closeout of several projects[5]	—	—	—	(26,539)
Non-GAAP Organic Contract Revenues	$1,023,031	$952,455	$4,322,314	$4,046,343
Non-GAAP Organic Contract Revenues Growth %	7.4%		6.8%

For comparability to other companies in the industry, the Company includes storm restoration revenues from businesses that are included for the entirety of both the current and prior year periods in its Non-GAAP Organic Contract Revenues beginning with the results reported for the quarter and fiscal year ended January 25, 2025.

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$32,670	$23,418	$233,413	$218,923
Interest expense, net	16,052	15,002	60,994	52,603
Provision for income taxes	11,565	8,357	74,377	73,076
Depreciation and amortization	54,794	45,306	198,571	163,092
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	115,081	92,083	567,355	507,694
Gain on sale of fixed assets	(7,696)	(4,618)	(36,461)	(28,348)
Stock-based compensation expense	8,991	6,217	40,320	25,457
Loss on debt extinguishment[2]	—	—	965	—
Acquisition integration costs[6]	—	—	4,163	—
Non-GAAP Adjusted EBITDA	$116,376	$93,682	$576,342	$504,803
Non-GAAP Adjusted EBITDA % of contract revenues	10.7%	9.8%	12.3%	12.1%

Non-GAAP Adjusted EBITDA, excluding impacts of a change order and closeout of several projects[5]				$481,182
Contract revenues, excluding impacts of a change order and closeout of several projects[5]				$4,149,035
Non-GAAP Adjusted EBITDA % of contract revenues, excluding impacts of a change order and closeout of several projects[5]				11.6%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, DILUTED EARNINGS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
Reconciliation of net income to Non-GAAP Adjusted Net Income:
Net income	$32,670	$23,418	$233,413	$218,923

Pre-Tax Adjustments:
Stock-based compensation modification[7]	2,122	—	11,419	—
Acquisition integration costs[6]	—	—	4,163	—
Loss on debt extinguishment[2]	—	—	965	—

Tax Adjustments:
Tax impact of pre-tax adjustments	(261)	—	(1,229)	—
Total adjustments, net of tax	1,861	—	15,318	—

Non-GAAP Adjusted Net Income	$34,531	$23,418	$248,731	$218,923

Non-GAAP Adjusted Net Income, excluding impacts of a change order and closeout of several projects[5]				$201,443

Reconciliation of diluted earnings per common share to Non-GAAP Adjusted Diluted Earnings per Common Share:
GAAP diluted earnings per common share	$1.11	$0.79	$7.92	$7.37
Total adjustments, net of tax	0.06	—	0.52	—
Non-GAAP Adjusted Diluted Earnings per Common Share	$1.17	$0.79	$8.44	$7.37

Non-GAAP Adjusted Diluted Earnings per Common Share, excluding impacts of a change order and closeout of several projects[5]				$6.78

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share	29,458,569	29,713,204	29,481,791	29,698,926

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entirety of both the current and prior year periods, excluding certain non-recurring items. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods. For comparability to other companies in the industry, the Company includes storm restoration revenues from businesses that are included for the entirety of both the current and prior year periods in its Non-GAAP Organic Contract Revenues beginning with the results reported for the fourth quarter and fiscal year ended January 25, 2025.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net Income - GAAP net income before certain non-recurring items and the related tax impact. Management believes Non-GAAP Adjusted Net Income is a helpful measure for comparing the Company’s operating performance with prior periods.

•Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

•Stock-based compensation modification - During the quarter ended July 27, 2024, the Company announced its CEO succession plan and transition. In connection with this transition, the Company incurred stock-based compensation modification expense. The Company excludes the impact of the modification because the Company believes it is not indicative of its underlying results or ongoing operations.

•Loss on debt extinguishment - Loss on debt extinguishment includes the write-off of deferred financing fees in connection with the amendment of the Company’s credit agreement during the quarter ended July 27, 2024. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Acquisition integration costs – The Company incurred costs of approximately $4.2 million in connection with the integration of a business acquired during the quarter ended October 26, 2024. The exclusion of the acquisition integration costs from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Notes

1 Includes stock-based compensation expense of $9.0 million and $6.2 million for the quarters ended January 25, 2025 and January 27, 2024, respectively, and $40.3 million and $25.5 million for the fiscal years ended January 25, 2025 and January 27, 2024, respectively.
2 During the fiscal year ended January 25, 2025, the Company recognized a loss on debt extinguishment of approximately $1.0 million in connection with the amendment of its credit agreement.
3 Provision for income taxes includes a tax expense of less than $0.1 million for the quarter ended January 25, 2025 and a tax benefit of less than $0.1 million for the quarter ended January 27, 2024 resulting from the vesting and exercise of share-based awards. Provision for income taxes for the fiscal years ended January 25, 2025 and January 27, 2024 include benefits resulting from the vesting and exercise of share-based awards of approximately $9.8 million and $2.9 million, respectively.
4 Amounts represent contract revenues from acquired businesses that were not owned for the entirety of both the current and prior year periods.
5 The impacts of a change order and the closeout of several projects increased contract revenues by $26.5 million for the fiscal year ended January 27, 2024. After the impacts of certain other costs, these items contributed $23.6 million to Adjusted EBITDA for the fiscal year ended January 27, 2024. As a result, reported Adjusted EBITDA was increased by 0.6% as a percentage of contract revenues, for the fiscal year ended January 27, 2024. On an after-tax basis, these items contributed approximately $17.5 million to reported net income, or $0.59 per common share diluted, for the fiscal year ended January 27, 2024.
6 The Company incurred costs of approximately $4.2 million in connection with the integration of a business acquired during the quarter ended October 26, 2024.
7 In connection with the Company’s CEO succession plan and transition completed in November 2024, the Company incurred stock-based compensation modification expense of $2.1 million and $11.4 million during the quarter and fiscal year ended January 25, 2025, respectively, related to previously issued equity awards.